UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 14, 2007

VIEWPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

498 Seventh Avenue, Suite 1810, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

______________________________N/A______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (se General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 14, 2007, Viewpoint Corporation and Federal Partners, L.P. amended the 4.95% Amended and Restated Subordinated Note in the principal amount of $3,050,000 held by Federal Partners to (1) extend the maturity date from March 31, 2008 to September 30, 2009 and (2) waive any and all Defaults and Events of Default and the related consequences resulting from, relating to, or otherwise in connection with (a) the Company’s acquisition of Makos Advertising, L.P., (b) for a period until December 31, 2008, Section 5.15 of the Securities Purchase Agreement, dated as of March 26, 2003 between the Company and the Purchasers identified on the signature pages thereto, and (c) the sale of the Company’s securities pursuant to a transaction to be executed by May 31, 2007 in exchange for the payment by the Company of $165,000 to Federal Partners on the Amendment Date and $300,000 on the earlier to occur of September 30, 2009 and the acceleration of the maturity of the Note upon an Event of Default.

The foregoing is a summary of the terms of the Amendment to the Amended and Restated 4.95% Subordinated Note Due March 31, 2008 and the Second Amended and Restated 4.95% Subordinated Note Due September 30, 2009 and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Amended and Restated 4.95% Subordinated Note Due March 31, 2008 and the Second Amended and Restated 4.95% Subordinated Note Due September 30, 2009, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2.

Viewpoint issued a press release announcing the transaction on March 15, 2007. A copy of the press release is attached hereto as Exhibit 99.1.

The Clark Estates, Inc. provides management and administrative services to Federal Partners and has the sole power to vote or to direct the vote and to dispose of or direct the disposition of all shares held by Federal Partners.

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed herewith:

	10.1	Amendment to Amended and Restated 4.95% Subordinated Note Due March 31, 2008.

	10.2	Second Amended and Restated 4.95% Subordinated Note Due September 30, 2009.

	99.1	Press release issued by Viewpoint Corporation on March 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT CORPORATION

/s/ Christopher C. Duignan __________ Christopher C. Duignan Interim Chief Financial Officer

Dated: March 16, 2007